Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Optical Cable Corporation:

We consent to the incorporation by reference in Registration Statement No. 333-09433 on Form S-8, Registration Statement No. 333-103108 on Form S-3, Registration Statement No. 333-115575 on Form S-8, and Registration Statement No. 333-128163 on Form S-8 of Optical Cable Corporation of our report dated January 29, 2009, with respect to the consolidated balance sheets of Optical Cable Corporation and Subsidiaries as of October 31, 2008 and 2007, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended October 31, 2008, which report is incorporated by reference in the October 31, 2008 Annual Report on Form 10-K of Optical Cable Corporation. Our report refers to the Company’s adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on November 1, 2007.

/s/ KPMG LLP

Roanoke, Virginia
January 29, 2009